Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186
Trading Symbol: VGZ Toronto and American Stock Exchanges

NEWS

VISTA GOLD CORP. ANNOUNCES CLOSING OF PUBLIC OFFERING OF COMMON SHARES

Denver, Colorado November 7, 2006 — Vista Gold Corp. (TSX & AMEX: VGZ) (the “Company”) announced today the closing of its public offering (the “Offering”) of 3,668,100 of its common shares at a price to the public of US$8.50 per share, resulting in net proceeds to the Company of approximately US$29.6 million after payment of agents’ fees but excluding estimated offering expenses.  The Company also issued, as additional consideration to the agents, compensation warrants entitling the agents to purchase an aggregate of 183,405 common shares of the Company at a price of US$8.50 per share for a period of two years following the closing date.  All of the shares were offered on a best efforts agency basis pursuant to an effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission (the “SEC”).  The Company had also previously filed a base shelf prospectus with the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario, Canada in connection with the Offering.

The Company expects to use the proceeds of the Offering to finance the previously-announced transaction involving the transfer of the Company’s Nevada-based properties into a new publicly-listed company and the acquisition by that new company of the Nevada-based mining assets of Carl and Janet Pescio, and for general working capital and general corporate purposes.

Sprott Securities (USA) Limited and Griffiths McBurney Corp. acted as agents in respect of the Offering in the United States and Sprott Securities Inc. and GMP Securities, L.P. acted as agents in respect of the Offering in Canada.  Copies of the final prospectus supplements and the base shelf prospectuses may be obtained from Sprott Securities Inc. (attn: Susan Samila-Moroz), Suite 2800, South Tower, Royal Bank Plaza, Toronto, Ontario, M5J 2J2, Tel# (416) 943-6405 and Fax # (416) 943-6496.  The final prospectus supplement and the base prospectus relating to the Offering filed with the SEC are also available on the SEC’s website at http://www.sec.gov.  Copies of any prospectus supplements filed with the securities regulatory authorities in Canada are available, along with the Canadian base shelf prospectus, at http://www.sedar.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy common shares, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Company’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Mt. Todd project in Australia, the Amayapampa project in Bolivia and the Awak Mas project in Indonesia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements.  The timing, occurrence and results of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks relating to fluctuations in the price of gold and uncertainties concerning reserve and resource estimates, as well as those factors discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.